Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2005, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-121001) and related Prospectus of ExlService Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York

September 15, 2006